Exhibit 5.1

1600 West End Avenue
Suite 800
Nashville, TN 37203-3494 U.S.A.
(615) 621-6100
Fax (574) 296-2535

www.btlaw.com

April 25, 2025

M-tron Industries, Inc.

2525 Shader Road

Orlando, Floria 32804

Re: Registration Statement on Form S-3 (File No. 333-284635)

Ladies and Gentlemen:

We have acted as counsel to M-tron Industries, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement dated March 11, 2025 (“Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which supplements the base prospectus dated February 11, 2025 (together with the Prospectus Supplement, the “Prospectus”) included in the Company’s Registration Statement on Form S-3 (File No. 333-284635), which was declared effective on February 11, 2025 (such Registration Statement in the form in which it became effective is referred to herein as the “Registration Statement”), under the Securities Act, relating to the Company’s registration of an aggregate of 2,911,165 warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 582,233 shares of Common Stock issuable upon exercise of such Warrants offered by the Company pursuant to Registration Statement and the Prospectus (the “Warrant Shares”, and together with the Warrants, each a “Company Security” and, collectively, the “Company Securities”). The Warrants will be issued under a warrant agreement dated April 25, 2025 (the “Warrant Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (together, the “Warrant Agent”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and exhibits thereto, including the Prospectus; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as currently in effect; and (iv) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to (A) the Company Securities, (B) the Registration Statement and the Prospectus, (C) the Warrant Agreement and (D) other related matters (collectively, the “Board Resolutions”). For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus and in accordance with the Board Resolutions:

i.

the Warrants have been duly authorized and, when issued and delivered by the Company as described in the Registration Statement, the Prospectus and the Warrant Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

ii.

the Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor upon due exercise of the Warrants in accordance with their terms as described in the Registration Statement, the Prospectus and the Warrant Agreement, including payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP